CHECKPOINT SYSTEMS, INC.
First Amendment to Employment Agreement
Dated: March 17, 2010

WHEREAS, Checkpoint Systems, Inc. (the “Company”), and Robert P. van der Merwe (“Executive”) entered into an Employment Agreement, dated December 27, 2007 (the “Agreement”); and

WHEREAS, the Company and Executive now wish to amend the Agreement in accordance with the provisions of Section 18 to provide for a renewal of the term of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual premises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein.

FIRST:     Section 1 shall be amended to read as follows:

“Executive hereby agrees to be employed as Chairman of the Board of Directors, (effective January 1, 2009), President and Chief Executive Officer of Company effective as of December 27, 2007 (the “Commencement Date”), and Company hereby agrees to retain Executive as Chairman of the Board of Directors, President and Chief Executive Officer commencing as of such date.  By executing this Agreement the Company confirms that the Board of Directors has approved this Agreement.  The term of Executive’s employment as Chairman of the Board of Directors, President and Chief Executive Officer under this Agreement (the “Initial Term”) shall be the period commencing on the Commencement Date and ending on December 31, 2012.  The term of employment under this Agreement shall be renewed for successive one (1) year periods ending on each subsequent December 31st (the Initial Term and, if the period of employment is so extended, such successive periods of employment are collectively referred to herein as the “Term”), unless notice of termination (a “Notice of Non-Renewal”) of this Agreement is given by the Company or Executive at least six (6) months prior to the end of the Term, in which case this Agreement shall terminate at the end of the Term.”

SECOND:   All references to “the end of the Initial Term” in Sections 6.1 (“Stock Options”) and 6.2 (“Restricted Stock Units”) shall be replaced by “December 31, 2010”.

THIRD:        Clause (v) of Section 10.2(b) shall be amended to read as follows:

“if Executive ceases involuntarily (other than by reason of death, disability or Termination for Cause) to be the Chairman of the Board of Directors.”

FOURTH:    Except as specifically modified herein, the Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

IN WITNESS WHEREOF, the Company and Executive have executed this first amendment to the Agreement as of the date first written above.

CHECKPOINT SYSTEMS, INC.

By:        /s/ R. Keith Elliott

Name:  R. Keith Elliott

Title:     Lead Director

By:        /s/ John R. Van Zile

Name:  John R. Van Zile

Title:     Sr VP, General Counsel

ROBERT P. VAN DER MERWE

By:       /s/ Robert P. van der Merwe